LADENBURG THALMANN FUND MANAGEMENT

LADENBURG THALMANN ASSET MANAGEMENT

CODE OF BUSINESS CONDUCT AND ETHICS

I.

INTRODUCTION

Ladenburg  Thalmann  Fund  Management  (“LTFM”)  and  Ladenburg  Thalmann  Asset

Management  (“LTAM”)  maintains  a  policy  of  strict  compliance  with  the  highest  standards  of ethical  business  conduct  and  the  provisions  of  applicable  laws  federal  securities  laws,  including rules  and  regulations  promulgated  by  the  Securities  and  Exchange  Commission  (the  “SEC”).

This  Code  of  Business  Conduct  and  Ethics  (the  “Code”)  applies  to  each  employee  of  the

Company  (“Employee”).   It  is  designed  to  ensure  compliance  with  legal  requirements  and  the

Company’s  standards  of  business  conduct.   Employees  shall  read  and  understand  this  Code  and

uphold the standards in the Code in their day-to-day activities at the Company.

This  Code  does  not  address  every  possible  situation  that  may  arise,  consequently  every

Employee  is  responsible  for  exercising  good  judgment,  applying  ethical  principles,  and  bringing

potential   violations   of   the   Policy   to   the   attention   of   the  Chief   Compliance   Officer   of   the

Company (the “CCO”).

Each Employee shall sign the acknowledgement form attached to this Code indicating his

or  her  receipt  and  understanding  of,  and  agreement  to  comply  with  this  Code.    Such  signed

acknowledgement should be immediately returned the CCO.

II.

GENERAL STANDARDS OF CONDUCT

A.

Corporate Conduct

The following general principles guide the Company’s corporate conduct:

•

The Company will act in accordance with applicable laws and regulations.

•

The  Company  will  provide  products  and  services  designed  to  help  clients achieve their financial goals.

•

The Company will conduct business fairly, in open competition.

•

The  Company  will  provide  employment  opportunities  without  regard  to

race,   color,   sex,   pregnancy,   religion,   age,   national   origin,   ancestry,

citizenship, disability, medical condition, marital status, sexual orientation,

veteran  status,  political  affiliation,  or  any  other  characteristic  protected  by federal or state law.

•

The   Company   will   support   the   communities   in   which   we   operate.

B.

Individual Conduct

The following general principles guide the individual conduct of each Employee:

•

The   Employee   will   not   take   any   action   that   will   violate   any

applicable laws or regulations.

•

The   Employee   will   adhere   to   the   highest   standards   of   ethical

conduct.

•

The  Employee  will  maintain  the  confidentiality  of  all  information obtained in the course of employment with the Company.

•

The  Employee  will  bring  any  issues  reasonably  believed  to  place the Company at risk to the attention of the CCO.

•

The  Employee  will  not  abuse  or  misappropriate  the  Company’s assets or use them for personal gain.

•

The   Employee   will   not   engage   in   any   activities   that   create   a

conflict of interest between the Employee and the Company.

•

The Employee will deal fairly with clients, colleagues, and others.

•

The Employee will comply with this Code.

III.

ETHICAL BUSINESS PRACTICES

A.

Compliance With Laws and Regulations

It is the policy of the Company that any violation of applicable laws and of

this  Code  shall  be  immediately  reported  to  the  CCO.   An  Employee  must  not  conduct

individual investigations, unless authorized to do so by the CCO.   If an Employee who in

good  faith  raises  an  issue  regarding  a  possible  violation  of  law,  regulation  or  Company

policy   or   any   suspected   illegal   or   unethical   behavior   they   will   be   protected   from

retaliation.

B.

Falsification or Alteration of Records

Falsifying  or  altering  records  or  reports,  preparing  records  or  reports  that

do   not   accurately   or   adequately   reflect   the   underlying   transactions   or   activities,   or

knowingly  approving  such  conduct  is  prohibited.    Examples  of  prohibited  financial  or

accounting practices include:

•

Making  false  or  inaccurate  entries  or  statements  in  any  Company

or   client   books,   records,   or   reports   that   intentionally   hide   or

misrepresent the true nature of a transaction or activity.

•

Manipulating books, records, or reports for personal gain.

•

Failing  to  maintain  books  and  records  that  completely,  accurately,

and timely reflect all business transactions.

•

Maintaining   any   undisclosed   or   unrecorded   Company   or   client

funds or assets.

•

Using funds for a purpose other than the described purpose.

•

Making  a  payment  or  approving  a  receipt  with  the  understanding that  the  funds  will  be,  or  have  been,  used  for  a  purpose  other  than what is described in the record of the transaction.

C.

Political Contributions

No  corporate  funds,  merchandise,  or  service  may  be  paid  or  furnished,

directly   or   indirectly,   to   a   political   party,   committee,   organization   or   to   a   political

candidate  or  incumbent,  except  if  legally  permissible  and  if  approved  in  advance  in

writing  by  the  CCO.   This  Code  does  not  apply  to  or  restrict  the  ability  of  any  Employee of the Company to participate voluntarily in political activities on their own personal time

or   to   make   personal   contributions.      However,   the   Company   is   prohibited   from

reimbursing   any   Employee   for   political   contributions   made   from   such   individual's

personal funds.

D.

Payments to Government Officials or Employees

Company  funds  or  gifts  may  not  be  furnished,  directly  or  indirectly,  to  a government  official,  government  employee  or  politician  for  the  purpose  of  obtaining  or

maintaining  business  on  behalf  of  the  Company.   Such  conduct  is  illegal  and  may  violate

federal  and  state  criminal  laws.   Assistance  or  entertainment  provided  to  any  government

office   should   never,   in   form  or   substance,   compromise   the   Company’s   arms-length

business relationship with the government agency or official involved.

E.

Competition and Fair Dealing

The  Company  seeks  to  outperform  its  competition  fairly  and  honestly.

The  Company  seeks  competitive  advantages  through  superior  performance,  not  through

unethical  or  illegal  business  practices.   Stealing  proprietary  information,  possessing  trade

secret  information  obtained  without  the  owner’s  consent,  or  inducing  such  disclosures  by

past  or  present  employees  of  other  companies  is  prohibited.    Each  Employee  of  the

Company  should  endeavor  to  respect  the  rights  of  and  deal  fairly  with  the  Company’s

clients,  customers,  vendors,  suppliers,  and  competitors.   No  Employee  of  the  Company

should  take  unfair  advantage  of  anyone  through  manipulation,  concealment,  abuse  of privileged information, misrepresentation of material facts, or any other intentional unfair

dealing practice.   The Company’s Employees should not falsely disparage or make unfair

negative  comments  about  its  competitors  or  their  products  and  services.   Negative  public

statements   concerning   the   conduct   or   performance   of   any   former   Employee   of   the

Company should also be avoided.

F.

Privacy of Personal Information

The  Company  will  acquire  and  retain  only  personal  information  that  is required  for  the  effective  operation  of  the  business  of  the  Company  or  that  is  required  by

law  in  the  jurisdictions  in  which  the  Company  operates.   Access  to  such  information  will

be   restricted   internally   to   those   with   a   legitimate   need   to   know. Employee communications transmitted by the Company’s systems are not considered private.

IV.

PROTECTION OF PROPRIETARY AND CONFIDENTIAL INFORMATION.

A.

Confidentiality of Company Information

Information   generated   by   the   Company   is   a   valuable   company   asset.

Protecting  this  information  plays  a  vital  role  in  the  Company’s  continued  growth

and  ability  to  compete.   Such  information  includes  among  other  things,  technical information  such  as  computer  programs  and  databases,  business  information  such as  the  Company’s  objectives  and  strategies,  trade  secrets,  processes,  analysis,

charts,  drawings,  reports,  sales,  earnings,  forecasts,  relationships  with  clients,

marketing  strategies,  training  materials,  employee  compensation  and  records,  and

other    information    of    a    similar    nature.

Employees    must    maintain    the

confidentiality  of  the  Company’s  proprietary  and  confidential  information  and must  not  use  or  disclose  such  information  without  the  express  consent  of  an

officer  of  the  Company  or  when  legally  mandated.   Adhering to this principle is a

condition of continued service or employment.

B.

Confidentiality of Investor Information

As  a  registered  investment  adviser,  we  have  particular  responsibilities  for safeguarding  our  investors’  information  and  the  proprietary  information  of  the

Company.     Employees   should  be  mindful   of   this   obligation  when  using  the

telephone,  fax,  telex,  electronic  mail,  and  other  electronic  means  of  storing  and

transmitting  information.   Employees  should  not  discuss  confidential  information in  public  areas,  read  confidential  documents  in  public  places,  or  leave  or  discard confidential documents where they can be retrieved by others.

Information  concerning  the  identity  of  investors  and  their  transactions  and accounts is confidential.  Such information may not be disclosed to persons within

the   Company   except   as   they   may   need   to   know   it   in   order   to   fulfill   their

responsibilities  to  the  Company.    You  may  not  disclose  such  information  to

anyone  or  any  firm  outside  the  Company  unless  (i)  the  outside  firm  requires  the

information   in   order   to   perform   services   for   the   Company   and   is   bound   to

maintain  its  confidentiality;  (ii)  when  the  client  has  consented  or  been  given  an opportunity  to  request  that  the  information  not  be  shared  (iii)  as  required  by  law,

or (iv) as authorized by the CCO.

Information  regarding  investor  orders  must  not  be  used  in  any  way  to influence  trades  in  personal  accounts  or  in the  accounts  of  other  clients,  including

those   of   other   Employees.      Trading   ahead   of   a   client’s   order   known   as

“frontrunning”  and  is  prohibited.     Following  a  client’s  order  with  Employee

trading  activity  is  known  as  “piggybacking”  or  “shadowing”  and  is  likewise

prohibited.   Six-month  short-swing  transactions  (e.g.,  a  sale  and  a  purchase,  or  a

purchase  and  a  sale,  occurring  within  a  six-month  period)  are  also  prohibited.   If

you   reasonably   believe   improper   trading   in   personal   or   client   accounts   has

occurred, you must report such conduct to the CCO.

V.

PROHIBITION AGAINST INSIDER TRADING.

An  Employee  who  trades  securities  while  in  possession  of  material,  non-public information,  or  improperly  communicating  that  information  to  others,  may  face  severe

penalties.   The  Company  may  impose  disciplinary  actions  that  may  include  termination of employment.  Criminal sanctions may include a fine of up to $1 million and/or ten (10)

years  imprisonment.   The  SEC  can  recover  the  profits  gained  or  losses  avoided  through the  illegal  trading,  which  can  result  in  a  penalty  of  up  to  three  times  the  profit  from  the illegal  trades,  and  issue  an  order  permanently  barring  the  Employee  from  the  securities industry.  Finally, the Employee may be sued by investors seeking to recover damages for insider trading violations.

Insider  trading  laws  provide  for  penalties  for  “controlling  persons”  of  individuals

who  commit  insider  trading.   Accordingly,  under  certain  circumstances,  a  supervisor  of an Employee who is found liable for insider trading may also be subject to penalties.

Furthermore, the Company could be subject to the following penalties in the event an Employee is found liable for insider trading:

•

Civil  penalties  of  up  to  the  greater  of  $1  million  or  three times the amount of the Employee’s profits gained or losses

avoided for each violation;

•

Criminal fines of up to $2.5 million per violation; and

•

Restrictions  on  the  Company’s  ability  to  conduct  certain  of its business activities.

The   law   of   insider   trading   is   unsettled   and   continuously   developing.     An

individual  legitimately  may  be  uncertain  about  the  application  of  the  rules  contained  in

this  Code  in  a  particular  circumstance.   Often,  a  single  question  can  forestall  disciplinary

action   or   complex   legal   problems.      Employees   are   required   to   notify   the   CCO

immediately  if  you  have  any  reason  to  believe  that  a  violation  of  this  Code  has  occurred or is about to occur.

A.

Policy on Insider Trading

Employees may not trade, either personally or on behalf of others (such as client  accounts  managed  by  the  Company),  while  in  possession  of  material,  non-

public   information.     Employees   may   not   communicate   material,   non-public

information to others outside of the Company.

Furthermore,  you  may  not  communicate  material,  non-public  information to  anyone  except  individuals  who  are  entitled  to  receive  it  in  connection  with  the

performance  of  their  responsibilities  for  the  Company.   Any  such  communication

with third parties must be approved by the CCO.

B.

Material Nonpublic Information

(i)

Material Information

Information  is  “material”  if  there  is  a  substantial  likelihood  that  a reasonable  investor  would  consider  it  important  in  making  his  or  her

investment  decision  with  respect  to  the  subject  entity.    Generally,  this

includes  any  information  the  disclosure  of  which  will  have  a  substantial

effect  on  the  price  of  a  company’s  securities.   For  example,  information

that  the  Company  is  considering  whether  to  buy  or  sell  a  publicly  traded security of another company or is going to make a trade or has just made a trade of that security should be treated as material information.

Material   information   often   relates   to   a   company’s   results   and

operations,  including,  for  example,  dividend  changes,  earnings  results,

changes  in  previously  released  earnings  estimates,  significant  merger  or

acquisition    proposals    or    agreements,    major    litigation,    liquidation

problems, and extraordinary management developments.

Material information also may relate to the market for a company’s

securities.     Information   about   a   significant   order   to   purchase   or   sell

securities  may,  in  some  contexts,  be  material.   Prepublication  information

regarding reports in the financial press also may be material.  For example,

the   United   States   Supreme   Court   upheld   the   criminal   convictions   of

insider  trading  defendants  who  capitalized  on  prepublication  information from The Wall Street Journal’s “Heard on the Street” column.

No  simple  test  exists  to  determine  when  information  is  material.

Assessments  of  materiality  involve  a  highly  fact-specific  inquiry.   If  you

are  uncertain  as  to  whether  certain  information  is  material,  you  should consult with the CCO prior to making any comment to a third party.

(ii)

Non-public Information

“Non-public   information”   is   information   that   is   not   generally

available to the investing public.   Information is “public” when it has been

disseminated   broadly   to   investors   in   the   marketplace.     For   example,

information  is  public  after  it  has  become  available  to  the  general  public through  a  public  filing  with  the  SEC  or  some  other  government  agency  or some publication of general circulation and after sufficient time has passed so that the information has been disseminated widely.

If  the  information  is  not  available  in  the  general  media  or  in  a public  filing,  it  should  be  treated  as  non-public.  If  you  are  uncertain  as  to whether  certain  information  is  non-public,  you  should  consult  with  the

CCO prior to making any comment to a third party.

(iii)

Identifying Inside Information

Before   executing   any   trade   for   yourself   or   others,   or   private

accounts   managed   by   the   Company   (“Client   Accounts”),   you   must

determine whether you have access to material, non-public information.  If you  think  that  you  might  have  access  to  material,  non-public  information,

you should take the following steps:

•

Report  the  information  and  proposed  trade  immediately  to the CCO.

•

Do  not  purchase  or  sell  the  securities  on  behalf  of  yourself

or   others,   including   private   accounts   managed   by   the

Company.

•

Do  not  communicate  the  information  inside  or  outside  the

Company, other than to the CCO.

•

After  the  CCO  has  reviewed  the  issue,  the  Company  will determine  whether  the  information  is  material  and  non-

public and, if so, what action the Company should take.

You  should  consult  with  the  CCO  before  taking  any  action.   This

degree of caution will protect you, our clients and the Company.

(iv)

Contacts with Public Companies

Contacts  with  public  companies  represent  an  important  part  of  our

research  efforts.    The  Company  may  make  investment  decisions  on  the

basis of conclusions formed through such contacts and analysis of publicly available information.

            While  you  must  be  especially  alert  to  sensitive  information,  you may consider information received directly from a company representative to  be  public  information  unless  you  know  or  have  reason  to  believe  that such  information  is  not  generally  available  to  the  investing  public.  In addition,  information  you  receive  from  company  representatives  during  a

conference  call  that  is  open  to  the  investment  community  is  public.   The

disclosure of this type of information is covered by SEC Regulation FD.

Difficult   legal   issues   arise,   however,   when,   in   the   course   of

contacts  with  public  companies,  an  Employee  or  other  person  subject  to

this  Code  becomes  aware  of  material,  non-public  information.   This  could

happen,  for  example,  if  a  company’s  Chief  Financial  Officer  prematurely discloses  quarterly  results  to  a  portfolio  manager,  or  an  investor-relations representative makes a selective disclosure of adverse news to a handful of investors.  In such situations, the Company must make a judgment as to its

further  conduct.   To  protect  yourself,  our  clients  and  the  Company,  you should  contact  the  CCO  immediately  if  you  believe  that  you  may  have received material, non-public information.

(v)

Tender Offers

Tender  offers  represent  a  particular  concern  in  the  law  of  insider trading for two reasons.  First, tender offer activity often produces extreme

volatility  in  the  price  of  the  target  company’s  securities.   Trading  during

this time period is more likely to attract regulatory attention (and produces

a  disproportionate  percentage  of  insider  trading  cases).   Second,  the  SEC

has  adopted  a  rule  that  expressly  forbids  trading  and  “tipping”  while  in possession  of  material,  non-public  information  regarding  a  tender  offer received  from  the  tender  offeror,  the  target  company  or  anyone  acting  on

behalf  of  either.    Employees  of  the  Company  and  others  subject  to  this

Manual  should  exercise  particular  caution  any  time  they  become  aware  of non-public information relating to a tender offer.

C.

Securities Trading Policy

Various  regulations  require  all  broker-dealers  and  investment  advisers  to establish,  maintain  and  enforce  written  policies  reasonably  designed  to  prevent the  misuse  of  inside  information  by  the  Company  and  its  Employees,  particularly

with  regard  to  personal  trading  activity.   To  comply  with  these  regulations,  the

Company  has  adopted  certain  securities  trading  policies.   Employees  should  read

the  securities  trading  policy  closely  prior  to  taking  part  in  any  personal  securities

trading  activities.    These  policies  adhere  strictly  to  sound  business  principles,

industry  practices  and  the  highest  ethical  standards.   Our  policies  are  intended  to

ensure  full  conformity  with  the  laws,  rules  and  regulations  of  the  governmental bodies and self-regulatory organizations that monitor our business activities.

D.

Conflicts of Interest and Prohibited Employee Activities

(i)

Conflicts of Interest and Prohibited Activities

It  is  a  violation  of  an  Employee’s  duty  of  loyalty  to  the  Company  for  any

Employee, without the prior written consent of the CCO:

•

to   rebate,   directly   or   indirectly,   to   any   person,   firm   or

corporation  any  part  of  the  compensation  received  from the

Company as an Employee;

•

to  accept,  directly  or  indirectly,  from  any  person,  firm,

corporation    or    association,    other    than    the    Company,

compensation  of  any  nature  as  a  bonus,  commission,  fee,

gratuity   or   other   consideration   in   connection   with   any

transaction  on  behalf  of  the  Company  or  a  Client  Account;

or

•

to   own   any   stock   or   have,   directly   or   indirectly,   any

financial  interest  in  any  other  organization  engaged  in  any

securities,   financial   or   related   business,   except   for   a

minority  stock  ownership  or  other  financial  interest  in  any business which is publicly owned.

(ii)

Gifts

Giving   or   receiving   gifts   in   a   business   setting   may   give   rise   to   an

appearance  of  impropriety  or  may  raise  a  potential  conflict  of  interest.    The

Company  has  adopted  the  policies  set  forth  below  to  guide  Employees  in  this area.

Generally, Employees should not accept or provide any gifts or favors that

might    influence    the    recipient’s    decisions    regarding    business    transactions

involving  the  Company,  or  that  others  might  reasonably  believe  would  influence

those  decisions.   Although  modest  gifts  and  favors,  which  would  not  be  regarded by  others  as  improper,  may  be  accepted  or  given  on  an  occasional  basis,  even  a nominal  gift  should  not  be  accepted  if,  to  a  reasonable  observer,  it  might  appear

that  the  gift  would  influence  the  recipient’s  business  decisions.   Where  there  is  a

law  that  affects  the  conduct  of  a  particular  business  and  the  acceptance  of  gifts  of nominal value, the law must be followed.

This   restriction   does   not   apply   to   bona   fide   dining   or   bona   fide

entertainment  if,  during  such  dining  or  entertainment,  the  Employee  is  with  the person or representative of the entity that does business with the Company.

(iii)

Cross Transactions

An Employee may not engage in principal transactions between a personal account  and  or  any  other  account  managed  by  the  Company  (a  “Client  Account”)

without  the  prior  consent  of  the  CCO.   An  Employee  also  may  not,  without  the

prior  consent  of  the  CCO  cause  one  Client  Account  to  sell  a  security  to  another

Client  Account  in  a  cross  transaction  if  any  Employee  or  other  affiliate  of  the

Company received compensation from any source for acting as broker.

Prior  to  execution  of  a  cross  transaction,  the  Employee  recommending  the trade  will  be  responsible  for  preparing  a  brief  memorandum  setting  forth  the reasons  why  the  transaction  is  suitable  for  each  client  involved  (e.g.,  differences in  invested  positions,  investment  objectives,  risk  tolerances,  tax  situations,  etc.).

The   memorandum   shall   be   signed   by   the   officer   or   Employee   under   whose

direction it was prepared and initialed by the CCO and copies shall be maintained in the appropriate client files.

The cross transaction must be effected for cash consideration at the current market  price  of  the  security,  based  on  current  sales  data  relating  to  transactions  of

comparable size.   If no comparable sales data are available on the day in question,

then  the  cross  transaction  shall  be  effected  at  a  price  equal  to  the  average  of  the highest  current  independent  bid  and  lowest  current  independent  offer  determined

on  the  basis  of  reasonable  inquiry.   Restricted  securities  or  securities  for  which

market  quotations  are  not  readily  available  may  not  be  crossed.    No  brokerage

commission,  fee  (except  for  customary  transfer  fees),  or  other  remuneration  shall be paid in connection with any cross transaction.

(iv)

Reporting of and Consent for Outside Activities

(a)

General

All  outside  activities  conducted  by  an  Employee  which either  (i)  involve  a  substantial  time  commitment  or  (ii)  involve

employment,    teaching    assignments,    lectures,    publication    of

articles,   or   radio   or   television   appearances   must   be   approved

beforehand   by   the   CCO.     The   CCO   may   require   full   details

concerning  the  proposed  outside  activity  including  the  number  of

hours  involved  and  the  compensation  to  be  received.    Prior  to

accepting   a   position   as   an   officer   or   director   in   any   private

business,   charitable   organization   or   non-profit   organization,   an

Employee must also obtain approval from the CCO.

(b)

Service as Director

No  Employee  may  serve  on  the  board  of  any  company

whose   securities   are   publicly   traded   without   the   prior   written

approval  of  the  CCO.    If  such  approval  is  granted,  it  may  be

subject  to  the  implementation  of  appropriate  procedures  to  isolate investment  personnel  serving  as  directors  from  making  investment decisions  for  an  account  managed  by  the  Company  concerning  the company in question.

(v)

Confidentiality

Any  information  that  an  Employee  obtains  regarding  advice  furnished  by the  Company  to  its  clients,  non-public  data  furnished  to  the  Company  by  any client  or the analyses and other proprietary data or information of the Company  is

strictly  confidential  and  may  not  be  revealed  to  third  parties.   Such  information  is

the property of the Company and disclosure of such information to any third party without  the  permission  of  the  CCO  or  another  officer  of  the  Company  is  grounds for immediate dismissal by the Company.

The  protection  of  confidential  business  and  client  information  is  vital  to

the  interests  and  the  success  of the  Company.   It  is  the  responsibility  of  each  staff

member  to  safeguard  as  confidential  everything  known  about  a  client.    Care

should  be  taken  that  such  information  is  secure.    For  example,  access  to  files

containing  material,  non-public  information  and  computer  files  containing  such information  should  be  restricted,  and  conversations  containing  such  information,

if appropriate at all, should be conducted in private.

In  order  to  protect  the  confidential  information  of  clients  and  comply  with privacy  laws  and  regulations,  the  Company  has  adopted  a  Privacy  Policy  in  the

form  attached  hereto  as  Annex  B.   Each  Employee  must  familiarize  himself  or

herself with and strictly adhere to the Company’s Privacy Policy.

Employees  are  prohibited  from  providing  any  information  or  making  any comments  to  the  media  or  from  providing  any  confidential  or  otherwise  sensitive business  or  client  information  and  from  disseminating  any  such  information  on

the  Internet.    Any  inquiry  by  the  media  should  be  reported  immediately  to  the

CCO.

During the course of your employment, you may come into the possession of  non-public  information  relating  to  the  Company,  clients,  Employees  or  other

persons.   This  includes  information  relating  to  securities  transactions  on  behalf  of clients,  advice  furnished  by  the  Company  to  its  clients,  non-public  data  furnished to  the  Company  by  any  client,  agent  or  contractor  of  the  Company,  client  lists,

vendor  names,  clients’  customer  lists  and  other  client  information,  Company business  records,  client  files,  personnel  information,  financial  information,  leases,

software, licenses, agreements, computer files, documents, business plans, and the analyses  and  other  proprietary  data  or  information  of  the  Company  and  other persons.  All  of  this  information,  whether  or  not  material  and  whether  about  the

Company,  its  clients,  Employees,  or  other  persons,  is  strictly  confidential.   This

information  must  not  be  copied  or  disclosed  to  anyone  outside  the  Company,

including  your  family  members,  or  to  any  Employee  who  is  not  authorized  to

receive  the  information,  either  during  or  after  your  employment.    Any  doubts

about   the   confidentiality   of   information   should   be   resolved   in   favor   of

confidentiality.  You should consult the CCO for guidance on specific cases.

As  a  condition  of  your  employment  by  the  Company,  you  agree  that  all

such   confidential   information   and   other   property   of   the   Company   and/or   its

clients  are  the  property  of the  Company  and/or  its  clients,  and  will  never  be  given to  an  outside  organization  or  individual,  except  through  normal  channels  and  an

appropriate  authorization  by  the  Company  and/or  its  clients.   You  also  agree  not

to  make  unauthorized  copies  or  disclosure  of  such  confidential  information  or property  and,  upon  termination  of  your  employment,  to  return  to  the  Company  all such  items  (and  all  copies  thereof  in  any  media)  in  your  possession  or  under  your control.

Any  Employee  who  violates  this  policy  will  be  subject  to  disciplinary action  up  to  and  including  possible  discharge,  whether  or  not  he  or  she  benefits

from  the  disclosed  information.     Any  disclosure  or  use  of  such  confidential

business information or property may also subject an Employee to civil liability or

criminal  penalties.   If  an  Employee  breaches  this  policy,  or  threatens  to  commit  a breach, in addition to any rights and remedies available to the Company and/or its clients  under  law,  the  Company  and/or  a  client  may  seek  to  enjoin  an  Employee from any violation.

(vi)

Involvement in Litigation

Any  lawsuits  against  the  Company  should  be  immediately  brought  to  the attention  of  the  CCO  upon  receipt  of  service  or  other  notification  of  the  pending

action.   An  Employee  must  advise  the  CCO  immediately  if  he  or  she  becomes involved  in  or  threatened  with  litigation  or  an  administrative  investigation  or proceeding of any kind, is subject to any judgment, order or arrest, or is contacted by any regulatory authority.

Notice  also  should  be  given  to  the  CCO  upon  receipt  of  a  subpoena  for information  relating  to  any  matter  in  litigation,  or  receipt  of  a  garnishment  lien  or

judgment   against   the   Company   or   any   of   its   clients   or   Employees.     The

Company’s  legal  counsel  will  determine  the  appropriate  response  in  consultation with the CCO.

(vii)      Regulatory Inquiries

All   inquiries,   notices   of   examination   or   inspection,   and   requests   for

information,   from   any   governmental   agency   or   self-regulatory   organization

concerning  the  Company  should  be  sent  to  the  CCO  and  the  Company’s  legal

counsel  upon  receipt.    The  intention  behind  this  policy  is  to  ensure  that  the

Company responds in a consistent and uniform basis to all regulatory inquiries.

Regulatory  inquiries  may  be  received  by  mail,  telephone,  facsimile  or personal visit.  In the case of a personal visit, demand may be made by a regulator for the immediate production or inspection of documents.  While any telephone or personal  inquiry  should  be  handled  in  a  courteous  manner,  the  caller  or  visitor should  be  informed  that  a  response  requires  the  approval  of  the  CCO.  In  the  case of  a  personal  visit,  the  visitor  should  be  asked  to  wait  briefly  while  a  call  is  made

to  the  legal  counsel  for  guidance  on  how  to  deal  with  the  matter.   In  the  case  of  a

telephone  inquiry,  the  caller  should  be  informed  that  his  or  her  call  will  be promptly  returned.  Letter  inquiries  should  be  forwarded  to  the  Company’s  legal counsel for response.

Under  no  circumstances  should  any  documents,  materials  or  information

be  released  without  prior  approval  of  the  CCO  and  legal  counsel.    In  addition,

Employees should not have substantive discussions with any regulatory personnel

without  prior  consultation  with  the  CCO  and  the  Company’s  legal  counsel.   This

policy  is  standard  industry  practice  and  should  not  evoke  adverse  reaction  from any experienced regulatory personnel.

(viii)    Disciplinary Matters – Reportable Events

All Employees are required to notify the CCO immediately in the event of any “reportable events.”  A reportable event occurs when an Employee:

•

Violates  any  provision  of  any  securities  law  or  regulation

or   any   agreement   with   or   rule   or   standard   of   any

government     agency,     self-regulatory     organization     or

business  or  professional  organization  or  has  engaged  in

conduct   which   is   inconsistent   with   just   and   equitable

principles  of  trade  or  detrimental  to  the  interests  or  welfare of the exchanges;

•

Is  the  subject  of  any  written  customer  complaint  involving

allegations    of    theft    or    misappropriation    of    funds    or

securities or forgery;

•

Is  named  as  a  defendant  or  respondent  in  any  proceeding brought by a regulatory or self-regulatory body;

•

Is  denied  registration,  expelled,  enjoined,  directed  to  cease

and   desist,   suspended   or   otherwise   disciplined   by   any

securities,  insurance  or  commodities  industry  regulatory  or

self-regulatory   organization;   is   denied   membership   or

continued  membership  in  any  self-regulatory  organization;

or  is  barred  from  becoming  associated  with  any  member  or member organization of any self-regulatory organization;

•

Is  arrested,  arraigned,  indicted  or  convicted  of  or  pleads guilty to  or  pleads  no contest  to  any  criminal  offense  (other than minor traffic violations).

•

Is  a  director,  controlling  stockholder,  partner,  officer  or sole proprietor or an associated person with a broker, dealer or  insurance  company  which  was  suspended,  expelled  or

had   its   registration   denied   or   revoked   by   any   agency,

jurisdiction   or   organization   or   is   associated   in   such   a

capacity   with   a   bank,   trust   company   or   other   financial

institution  which  was  convicted  of  or  pleaded  no  contest  to any felony or misdemeanor;

•

Is    a    defendant    or    respondent    in    any    securities    or

commodities-related civil litigation or arbitration which has been  disposed  of  by  judgment,  award  or  settlement  for  an amount exceeding $15,000;

•

Is   or   becomes   associated   in   any   business   or   financial

activity   with   any   person   who   is   subject   to   a  “statutory

disqualification”  as  that  term  is  defined  in  the  Securities

Exchange Act of 1934;

•

Is  the  subject  of  any  claim  for  damages  by  a  customer,

broker  or  dealer  which  is  settled  for  an  amount  exceeding

$15,000.

Although  any  one  of  these  events  may  not  result  in  dismissal,

disciplinary   action   up   to   and   including   termination   may   result   if   an

Employee  does  not  properly  notify  the  CCO  immediately  following  the

incident.   Where  required,  the  Company  will  be  responsible  for  notifying

the   appropriate   authorities   of   the   occurrence   of   such   event   by   an

Employee.

E.

Reporting Personal Securities Holdings and Transactions

Investment  advisors’  access  persons  (as  defined  below)  must  report  their personal securities holdings and transactions, including transactions in any mutual

fund  managed  by  the  investment  adviser  to  the  investment  advisor’s  CCO.   An

“access  person”  is  a  supervised  person  who  has  access  to  nonpublic  information regarding  clients’  purchase  or  sale  of  securities,  is  involved  in  making  securities recommendations  to  clients,  or  who  has  access  to  such  recommendations  that  are

nonpublic.   A  supervised  person  is  any  partner,  officer,  director  (or  other  person occupying  a  similar  status  or  performing  similar  functions),  or  employee  of  an investment  adviser,  or  other  person  who  provides  investment  advice  on  behalf  of

the   investment   adviser   and   is   subject   to   the   supervision   and   control   of   the

investment adviser.

The  investment  advisor  will  periodically  review  each  report  provided  to  it by an access person in order to identify potential for improper trades or patterns of trades by access persons.

All  investment  advisors’  access  persons  must  comply  with  the  following requirements:

•

Offer  investment  opportunities  to  clients  before  personally  acting

on  them.   Allow  the  client  a  reasonable  time  period  to  act  on  the

opportunity  before  placing  a  personal  securities  transaction.   Keep

written  documentation  that  the  opportunity  was  first  offered  to  the client.

•

Obtain  the  investment  advisor’s  written  approval  before  investing in an initial public offering (“IPO”) or private placement.

•

Obtain  prior  written  approval  before  placing  a  personal  securities transaction (“pre-clearance”).

•

Report  holdings  and  transactions  in  securities  in  which  they  have

any  direct  or  indirect  beneficial  ownership.   Each  holdings  report

must  be  dated  and  contain  the  title  and  type  of  security,  and  as applicable  the  exchange  ticker  symbol  or  CUSIP  number,  number

of  shares,  and  principal  amount  of  each  reportable  security.   The

report  must  also  contain  the  name  of  any  broker,  dealer  or  bank with  which  the  access  person  maintains  an  account  in  which  any

securities  are  held  for  the  access  person.    Holdings  reports  are

required  at  the  time  the  person  becomes  an  access  person  and  at least once a year thereafter.

•

Submit  quarterly  reports  of  all  personal  securities  transactions  in which  the  access  person  had,  or  as  a  result  of  the  transaction

acquired,  any  direct  or  indirect  beneficial  ownership.   The  reports

are  due  no  later  than  30 days  after  the  close  of  the  calendar  quarter

and  must  be  dated.   Each  transaction  report  must  contain,  the  date

of  the  transaction,  the  title  and  as  applicable  the  change  ticker symbol  or  CUSIP  number,  interest  rate  and  maturity  date,  number

of   shares,   and   principal   amount   of   each   reportable   security

involved.    The  report  should  also  detail  whether  the  transaction was a purchase, sale or any other type of acquisition or disposition,

the  price  of  the  security  at  which  the  transaction  was  effected,  the name  of  the  broker,  dealer  or  bank  with  or  through  which  the transaction was effected.

•

An  access  person  is  not  required  to  submit  transaction  reports  that would  duplicate  information  contained  in  trade  confirmations  or account  statements  that  the  investment  advisor  holds  in  its  records as  long  as  the  trade  confirmations or  account  statement  is  provided to  the  advisor  within  30  days  after  the  end  of  the  quarter  in  which the transaction takes place.

F.

Watch Lists and Restricted Lists

Whenever  the  CCO  determines  that  an  Employee  of  the  Company  is  in

possession   of   material   non-public   information   with   respect   to   a   company

(regardless  of  whether  it  is  currently  owned  by  any  client,  but  particularly  if  the

Company  is  analyzing  or  recommending  securities  for  client  transactions)  such

company  will  either  be  placed  on  a  watch  list  or  on  a  restricted  list.    If  the

company  is  placed  on  a  watch  list,  the  flow  of  the  information  to  other  Company personnel  will  be  restricted  in  order  to  allow  such  persons  to  continue  their

ordinary  investment  activities.    If  the  CCO  determines  that  material  non-public

information is in the possession of an Employee and cannot be adequately isolated through the use of the watch list, the company will be placed on the restricted list.

The  CCO  will  also  have  the  discretion  of  placing  a  company  on  the  restricted  list even though no breach of the watch list has or is expected to occur with respect to

the  material  non-public  information  about  the  company.    Such  action  may  be

taken  by  such  persons  for  the  purpose  of  avoiding  any  appearance  of  the  misuse

of  material  nonpublic  information.   When  a  company  is  placed  on  a  watch  list  or

restricted  list  all  employees  are  prohibited  from  personal  trading  in  securities  of those companies.

The   CCO   will   be   responsible   for   determining   whether   to   remove   a

particular  company  from  the  watch  list  or  restricted  list.   The  only  persons  who

will  have  access  to  the  watch  list  or  restricted  list  are  members  of  the  Designated

Legal  or  Compliance  Representatives  and  such  persons  who  are  affected  by  the

information.   The  watch  list  and  restricted  list  are  highly  confidential  and  should not,  under  any  circumstances,  be  discussed  with  or  disseminated  to  anyone  other than the persons noted above.

G.

Blackout Periods

Blackout  periods  occur  when  client  securities  trades  are  being  placed  or recommendations  are  being  made  and  access  persons  are  not  permitted  to  place

personal  securities  transactions.   The  Company  will  initiate  and  notify  employees

of  the  existence  of  the  blackout  period.    Violations  of  this  provision,  even  if

unintentional,  can  result  in  the  disgorgement  of  any  profit  (or  deemed  profit)

resulting from the prohibited trading.

H.

Brokerage Restrictions

The  Company  may  require  that  Employees  trade  only  through  certain brokers,  or  may  place  limitations  on  the  number  of  brokerage  accounts  permitted.

The  Company  will  initiate  and  notify  employees  of  these  requirements  as  they become necessary.

I.         Securities Assignment Procedures

When    opportunities    for    assigning    new    securities    analyses    become

available, each investment advisor to the extent practicable the investment adviser will  review  the  personnel  files  of  their  qualified  employees  to  determine  whether

the   Employee’s   personal   holdings   present   any   apparent   conflicts   of   interest.

Particular  attention  must  be  paid  to  personal  transactions  that  were  made  within  a

6  month  period  of  the  security  assignment.   New  securities  analyses  will  not  be

assigned to Employees whose personal holdings may present a conflict of interest.

A  notation  must  be  made  in  the  Employee’s  file  to  document  that  they  were considered  for  the  opportunity,  but  could not  be  assigned  the  opportunity  due  to  a potential conflict of interest.

VI.

OUTSIDE REQUESTS FOR INFORMATION

Outside  requests  for  information  concerning  the  Company  or  any  clients  should

only be handled by authorized persons.   All inquiries from securities analysts or investors

must  be  directed  to  the  CCO,  who  may  in  turn  direct  a  prospective  investor  to  the

appropriate   person.     If   an   Employee   receives   an   inquiry   from   a   governmental   or

regulatory  agency  on  matters  outside  his  or  her  area  of  responsibility  or  on  legislative

issues,  such  inquiries  should  be  directed  to  the  CCO.   General  inquiries  from  the  media

should be directed to the CCO.

VII.     IMPLEMENTATION AND ENFORCEMENT

A.

Management Responsibility

Management  of  the  Company  shall  be  responsible  for  explanation  of  this

Code   so   as   to   assure   Employee   knowledge   and   compliance,   as   well   as   for

enforcement  of  this  Code.   As  no  policy  can  cover  all  potential  topics,  this  Code may be supplemented from time to time.

B.

Record Retention

Investment  advisors  must  keep  copies  of  their  code  of  ethics  and  their

Employees’  written  acknowledgment  of  receipt  of  the  code.   Investment  advisors

must also keep records of violations of the code, records of action taken as a result

of  violations,  and  potential  conflicts  of  interest  with  securities  assignments.    In

addition, investment advisors must keep a record of the names of persons who are currently,  or  within  the  past  five  years  were,  access  persons  of  the  investment adviser,  holdings  and  transaction  reports  made  by  access  persons,  and  records  of decisions  approving  access  persons’  acquisition  of  securities  in  IPOs  and  private

placements.   Records  of  access  persons’  personal  securities  reports  (and  duplicate brokerage  confirmations  or  account  statements  in  lieu  of  those  reports)  may  be

maintained   electronically   in   an   accessible   computer   database.     All   records,

including  Watch  Lists  and  Restricted  Lists,  must  be  kept  for  a  minimum  of  five years in an easily accessible place.

C.

Enforcement

Violation   of   this   Code   may   result   in   disciplinary   action,   up   to   and

including    termination    of    employment.

Legal    proceedings    may    also    be

commenced,  if  necessary,  to  recover  the  amount  of  any  improper  expenditures,

any  profits  realized  by  the  offending  Employee,  and  any  financial  detriment

sustained   by   the   Company   and   its   clients.      In   appropriate   circumstances,

violations of this Code will be reported to the applicable authority.

We  will  work  together  to  ensure  compliance  with  the  Code  and  to  take prompt action in response to reported violations of the Code.

VIII.    PERSONS COVERED

This Code applies to all directors, officers, and employees of the Company.   With

regard  to  personal  securities  trading  and  certain  other  matters  described  in  this  Code,  the

Code  also  applies  to  spouses,  family  members,  and  others  who  live  in  their  households.

In   particular,   the   Company’s   directors,   officers,   and   employees   may   not,   indirectly

through  a  family  member,  do  what  they  cannot  do  directly.   Therefore,  all  references  in

the Code to the Company’s directors, officers, and employees include such individuals as well as, where appropriate, their immediate families.

IX.

HELP AND INFORMATION

All  Employees  are  encouraged  to  bring  any  questions  or  concerns  regarding  the

provisions   in   this   Code   or   its   application   to   their   supervisor   or   any   officer   of   the

Company.   This Code is not intended to be a comprehensive rulebook.   Certain situations

may require specific advice.

X.

GENERAL

This  Code  is  a  corporate  statement  of  policy,  the  contents  of  which  may  be

modified,  substituted,  or  altered  at  any  time  by  the  Company.   All  amendments  to  this

Code  must  be  approved  by  the  management  of  the  Company.   This  Code  is  not  intended

to  create  a  contract  of  employment  or  to  alter  the  employment  relationship  that  exists between Employees and the Company.